Exhibit 23.6.


     We hereby consent to the use of our opinion letter dated August 2,1998 to the Board of Directors of Albertson's, Inc. included as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Abacus Holdings, Inc., a wholly owned subsidiary of Albertson's, Inc., with and into American Stores Company and to the references to such opinion in such Proxy Statement/Prospectus under the captioned "QUESTIONS AND ANSWERS ABOUT THE MERGER," "THE MERGER - Background of the Merger," "THE MERGER - Reasons for the Merger; Recommendations of the Boards of Directors - Albertson's," and "THE MERGER - Opinions of Financial Advisors - Albertson's." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    MERRILL, LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED



September 8, 1998